19 October 1999

Gracechurch Card Funding (No.1) PLC

200 Aldersgate Street, London

EC1A 4JJ, United Kingdom

Re:      Gracechurch Card Funding (No.1) PLC

Ladies and Gentlemen:

     We have acted as U.S. tax counsel for Gracechurch Card Funding (No.1) PLC, a public limited company incorporated in England and Wales (the "Issuer"), in connection with the preparation of the Registration Statement on Form F-1 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of class A3 notes (the "Notes") representing non-recourse asset backed obligations of the Issuer. The Notes are to be issued pursuant to a trust deed, governed by English law (the "Trust Deed") between the Issuer and the Bank of New York acting through its London branch, as trustee, substantially in the form filed as exhibit 4.5 to the Registration Statement.

     We hereby confirm that the statements set forth in the prospectus relating to the Notes (the "Prospectus") forming a part of the Registration Statement under the headings "Prospectus Summary: United States Federal Income Tax Status" and "United States Federal Income Tax Consequences", to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects. We further hereby confirm and adopt the opinions as to the material federal tax consequences of the purchase, ownership and disposition of the notes set forth in the Prospectus under the heading "United States Federal Income Tax Consequences". The statements concerning federal income tax consequences contained in the prospectus do not purport to discuss all possible United States income tax ramifications of the proposed issuance. In particular, no opinion is given as to the characterisation of the Notes as debt or equity for United States Federal income tax purposes.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Orrick, Herrington & Sutcliffe LLP under the captions "Legal Matters", "Prospectus Summary: United States Federal Income Tax Status" and "United States Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not admit that we are "experts," within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                         Respectfully submitted,

                                         /s/ORRICK, HERRINGTON & SUTCLIFFE LLP


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